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                                                                                                                        EXHIBIT 11

                                        Service Merchandise Company, Inc. and Subsidiaries

COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
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                                                                    January 1                January 1                   January 2
                                                                      1995                      1994                        1993
                                                                    ---------                ---------                   ---------
PRIMARY
- -------
Earnings before extraordinary loss and cumulative
  effect of change in accounting principle                          $ 61,570                 $ 82,315                    $ 84,495

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $3,462 and $4,982, respectively               (5,415)                  (7,474)                          -

Cumulative effect of change in accounting principle                        -                    7,742                           -
                                                                    --------                 --------                    --------
Net earnings                                                        $ 56,155                 $ 82,583                    $ 84,495
                                                                    ========                 ========                    ========
Shares:
- ------
  Weighted average common shares outstanding                          98,549                   98,294                      97,483
  Weighted average shares of restricted
    stock outstanding                                                    883                      948                       1,128
  Additional shares assuming exercise of stock options                 1,941                    2,836                       2,991
                                                                    --------                 --------                    --------
  Weighted average common shares and common
    share equivalents outstanding - primary                          101,373                  102,078                     101,602
                                                                    ========                 ========                    ========
  Earnings per commmon share before extraordinary loss
    and cumulative effect of change in accounting principle         $   0.61                 $   0.80                    $   0.83

  Extraordinary loss per common share from early extinguishment
    of debt, net of tax benefit                                        (0.06)                   (0.07)                          -

  Cumulative effect per common share of change in accounting
    principle                                                              -                     0.08                           -
                                                                    --------                 --------                    --------
  Primary net earnings per common share                             $   0.55                 $   0.81                    $   0.83
                                                                    ========                 ========                    ========
ASSUMING FULL DILUTION
- ----------------------

Earnings before extraordinary loss and cumulative
  effect of change in accounting principle                          $ 61,570                 $ 82,315                    $ 84,495

Extraordinary loss before from early extinguishment of debt,
  net of tax benefit of $3,462 and $4,982, respectively               (5,415)                  (7,474)                          -

Cumulative effect before of change in accounting principle                 -                    7,742                           -
                                                                    --------                 --------                    --------
Net earnings                                                        $ 56,155                 $ 82,583                    $ 84,495
                                                                    ========                 ========                    ========

Shares:
- ------
  Weighted average common shares outstanding                          98,549                   98,294                      97,483
  Weighted average shares of restricted
    stock outstanding                                                    883                      948                       1,128
  Additional shares assuming exercise of stock options                 1,954                    2,858                       3,066
                                                                    --------                 --------                    --------
  Weighted average common shares and common
    share equivalents outstanding - fully diluted                    101,386                  102,100                     101,677
                                                                    ========                 ========                    ========
  Earnings per common share before extraordinary loss
    and cumulative effect of change in accounting principle         $   0.61                 $   0.80                    $   0.83

  Extraordinary loss per common share from early extinguishment
    of debt, net of tax benefit                                        (0.06)                   (0.07)                          -

  Cumulative effect per common share of change in
    accounting principle                                                   -                     0.08                           -
                                                                    --------                 --------                    --------
  Fully diluted net earnings per common share                       $   0.55                 $   0.81                    $   0.83
                                                                    ========                 ========                    ========

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